SECOND QUARTER 2018 RESULTS August 3, 2018 Second Quarter 2018

FORWARD LOOKING STATEMENTS AND NON-GAAP FINANCIAL MEASURES This presentation contains forward-looking statements based on current expectations, including statements regarding our earnings guidance and financial outlook and goals. These forward-looking statements are often identified by words such as “estimate,” “predict,” “may,” “believe,” “plan,” “expect,” “require,” “intend,” “assume,” “project” and similar words. Because actual results may differ materially from expectations, we caution you not to place undue reliance on these statements. A number of factors could cause future results to differ materially from historical results, or from outcomes currently expected or sought by Pinnacle West or APS. These factors include, but are not limited to: our ability to manage capital expenditures and operations and maintenance costs while maintaining high reliability and customer service levels; variations in demand for electricity, including those due to weather seasonality, the general economy, customer and sales growth (or decline), and the effects of energy conservation measures and distributed generation; power plant and transmission system performance and outages; competition in retail and wholesale power markets; regulatory and judicial decisions, developments and proceedings; new legislation, ballet initiatives and regulation, including those relating to environmental requirements, regulatory policy, nuclear plant operations and potential deregulation of retail electric markets; fuel and water supply availability; our ability to achieve timely and adequate rate recovery of our costs, including returns on and of debt and equity capital investments; our ability to meet renewable energy and energy efficiency mandates and recover related costs; risks inherent in the operation of nuclear facilities, including spent fuel disposal uncertainty; current and future economic conditions in Arizona, including in real estate markets; the development of new technologies which may affect electric sales or delivery; the cost of debt and equity capital and the ability to access capital markets when required; environmental, economic and other concerns surrounding coal-fired generation, including regulation of greenhouse gas emissions; volatile fuel and purchased power costs; the investment performance of the assets of our nuclear decommissioning trust, pension, and other postretirement benefit plans and the resulting impact on future funding requirements; the liquidity of wholesale power markets and the use of derivative contracts in our business; potential shortfalls in insurance coverage; new accounting requirements or new interpretations of existing requirements; generation, transmission and distribution facility and system conditions and operating costs; the ability to meet the anticipated future need for additional generation and associated transmission facilities in our region; the willingness or ability of our counterparties, power plant participants and power plant land owners to meet contractual or other obligations or extend the rights for continued power plant operations; and restrictions on dividends or other provisions in our credit agreements and ACC orders. These and other factors are discussed in Risk Factors described in Part I, Item 1A of the Pinnacle West/APS Annual Report on Form 10-K for the fiscal year ended December 31, 2017, which you should review carefully before placing any reliance on our financial statements, disclosures or earnings outlook. Neither Pinnacle West nor APS assumes any obligation to update these statements, even if our internal estimates change, except as required by law. In this presentation, references to net income and earnings per share (EPS) refer to amounts attributable to common shareholders. We present “gross margin” per diluted share of common stock. Gross margin refers to operating revenues less fuel and purchased power expenses. Gross margin is a “non-GAAP financial measure,” as defined in accordance with SEC rules. The appendix contains a reconciliation of this non-GAAP financial measure to the referenced revenue and expense line items on our Consolidated Statements of Income, which are the most directly comparable financial measures calculated and presented in accordance with generally accepted accounting principles in the United States of America (GAAP). We view gross margin as an important performance measure of the core profitability of our operations, and is used by our management in analyzing the operations of our business. We believe that investors benefit from having access to the same financial measures that management uses. We present “adjusted interest, net of AFUDC” and “adjusted other” that have been adjusted for the deferral impacts of the Four Corner’s Selective Catalytic Reduction equipment. We also present “adjusted gross margin” and “adjusted operations and maintenance” that have been adjusted to exclude costs and offsettingoperating revenues associated with renewable energy and demand side management programs. We also present “adjusted income taxes" that shows the impact of tax reform. Adjusted interest, net of AFUDC, adjusted other, adjusted gross margin, adjusted operations and maintenance, and adjusted income taxes are “non-GAAP financial measures,” as defined in accordance with SEC rules. The appendix contains a reconciliation to show the deferral impacts of the Four Corners Selective Catalytic Reduction equipment, the exclusion of costs and offsetting operating revenues associated with renewable energy and demand side management programs, and the impact of tax reform. We believe the information provided in the reconciliation provides investors with useful indicators of our results that are comparable among periods because they exclude the effects of unusual items that may occur on an irregular basis, such as the installation of the SCR equipment and tax reform impacts, and exclude the effects of programs that overstate our gross margin. 2 Second Quarter 2018

EPS VARIANCES 2ND QUARTER 2018 VS. 2ND QUARTER 2017 Adjusted Pension Gross Adjusted & Adjusted Margin1 O&M1 OPEB Income $0.12 $(0.23) Adjusted Non- Taxes4 $1.49 D&A Interest, service $0.30 $1.48 Other Adjusted $(0.13) net of Credits, Taxes Other2,3 AFUDC2 net $(0.06) $(0.06) $0.02 $0.03 Adjusted Gross Margin Rate Increase $ 0.29 Transmission $ 0.03 Federal Tax $ (0.20) Reform4 Weather $ (0.08) Sales / Usage $ (0.03) LFCR $ 0.01 Other3 $0.10 2Q 2017 2Q 2018 1 Excludes costs and offsetting operating revenues associated with renewable energy and demand side management programs. 2 Driver adjusted for the deferral impacts of the Four Corner’s Selective Catalytic Reduction (SCR) equipment. 3 Other gross margin impacts are largely offset by other expenses. 4 The effects of federal corporate tax cuts positively impacted results by $0.10 per share. See non-GAAP reconciliation in Appendix. 3 Second Quarter 2018

ECONOMIC Arizona and Metro Phoenix remain attractive places to INDICATORS live and do business Year over Year Employment Growth Maricopa County ranked #1 in U.S. for U.S. Phoenix population growth for second straight year - U.S. Census Bureau March 2018 5.0% 4.0% Arizona is a top 5 state in personal income growth 3.0% - U.S. Bureau of Economic Analysis March 2018 2.0% Above-average job growth in tourism, 1.0% health care, manufacturing, financial 0.0% services, and construction Jan-12 Jan-13 Jan-14 Jan-15 Jan-16 Jan-17 Jan-18 APS partnered with Greater Phoenix Single Family & Multifamily Housing Permits Economic Council and Arizona Commerce Maricopa County Authority to welcome 21 new companies Single Family Multifamily Projected 40,000 to the state in 2017 30,000 2017 housing construction at highest level since 2007 20,000 Arizona #1 state in the country in 2017 10,000 for in-bound moves - North American Moving Services January 2018 0 '07 '08 '09 '10 '11 '12 '13 '14 '15 '16 '17 '18E 4 Second Quarter 2018

APPENDIX Second Quarter 2018

Key Factors & Assumptions as of 2018 EPS GUIDANCE August 3, 2018 2018 Adjusted gross margin1 (operating revenues, net of fuel and $2.47 – $2.52 billion purchased power expenses) • Retail customer growth about 1.5–2.5% • Weather-normalized retail electricity sales volume about 0-1% higher compared to prior year • Assumes normal weather Adjusted operating and maintenance (O&M)1 $905 – $925 million Other operating expenses (depreciation and amortization, Four Corners SCRs and $790 – $810 million Ocotillo deferrals, taxes other than income taxes, and other miscellaneous expenses) Other income (pension and other post-retirement non-service credits, other income $45 – $55 million and other expense) Interest expense, net of allowance for borrowed and equity funds used during $180 – $190 million construction (Total AFUDC $65 million) Net income attributable to noncontrolling interests $20 million Effective tax rate 20% Average diluted common shares outstanding ~113 million EPS Guidance $4.35 - $4.55 1 Excludes O&M of $105 million, and offsetting revenues, associated with renewable energy and demand side management programs. 6 Second Quarter 2018

FINANCIAL OUTLOOK

Key Factors & Assumptions as of August 3, 2018

Gross Margin – Customer and Sales Growth (2018-2020)

Assumption	Impact
Retail customer growth	• Expected to average about 2-3% annually • Modestly improving Arizona and U.S. economic conditions
Weather-normalized retail electricity sales volume growth	• About 0.5–1.5%

Gross Margin – Related to 2017 Rate Review Order

Assumption	Impact
Lost Fixed Cost Recovery (LFCR)	• Offsets 30-40% of revenues lost due to ACC-mandated energy efficiency and distributed renewable generation initiatives
Environmental Improvement Surcharge (EIS)	• Assumed to recover up to $14 million annually of carrying costs for government-mandated environmental capital expenditures (cumulative per kWh cap rate of $0.00050)
Power Supply Adjustor (PSA)	• 100% recovery • Includes certain environmental chemical costs and third-party battery storage
Transmission Cost Adjustor (TCA)	• TCA is filed each May and automatically goes into rates effective June 1 • Transmission revenue is accrued each month as it is earned.
APS Solar Communities	• Additions to flow through RES until next base rate case
Four Corners Units 4 and 5 SCRs	• 2019 step increase

Property Tax Rate Deferral: APS is allowed to defer for future recovery (or credit to customers) the Arizona property tax expense above (or below) the 2015 test year caused by changes to the applicable composite property tax rate.

Outlook Through 2019: Goal of earning more than 9.5% Return on Equity (earned Return on Equity based on average Total Shareholder's Equity for PNW consolidated, weather-normalized)

7 Second Quarter 2018

PINNACLE WEST CAPITAL CORPORATION

TAX REFORM

Tax Cuts and Jobs Act provides benefits to both our customers and shareholders

Regulatory Steps

- Received ACC approval of $119 million annual rate reduction reflecting lower corporate tax rate through the Tax Expense Adjustor Mechanism (TEAM)
- Second filing under the TEAM expected in August 2018 to return excess deferred income taxes to customers
- Received FERC approval of $57 million annual rate reduction primarily related to lower corporate tax rate effective beginning June 1, 2018

Recap of Excess Deferred Taxes ($ millions)	As of June 30, 2018
Total Regulated Excess Deferred Taxes	$1,140
Depreciation Related Excess Deferred Taxes (to be returned over the life of property)	$1,020 - $1,040
Non-Depreciation Related Excess Deferred Taxes	$100 - $120

Cash Taxes

- Minimal cash tax payments in 2018 due to utilization of existing $85 million in tax credit carryforwards
- Cash taxes will trend to a normalized level in 2020 after our tax credit carryforward balance is fully utilized in 2019

Timing Impacts

- The impact of the lower federal income tax rate is based on our quarterly pre-tax earnings
- The reduction to customers' rates through the TEAM is based on a per kWh sales credit
- Our typical seasonal pre-tax earnings and kWh sales patterns are as follows[1]:

	Q1	Q2	Q3	Q4
Pre-Tax Earnings	5%	30%	55%	10%
Kilowatt Hour Sales	21%	25%	33%	21%

[1] Based on historical five-year average

Rate Base Growth

- Higher incremental rate base of $130 million in 2018 and $150 million 2019

Continued Interest Deductibility

- Majority of Pinnacle West debt likely allocable to regulated operations and excluded from any limitation

8 Second Quarter 2018

PINNACLE WEST CAPITAL CORPORATION

APS CAPITAL Capital expenditures are funded primarily through internally EXPENDITURES generated cash flow ($ Millions) Other $1,341 $99 $1,211 $1,181 $1,153 Distribution $82 $117 $115 $419 Transmission $450 Renewable $519 $630 $174 Generation $3 $148 $193 Environmental1 $12 $83 $203 $176 $235 $120 $16 $22 $17 New Gas $10 $36 Generation2 $286 $218 $268 $235 Traditional Generation 2017 2018 2019 2020 Projected • The chart does not include capital expenditures related to 4CA’s 7% interest in the Four Corners Power Plant Units 4 and 5 of $29 million in 2017 and $10 million in 2018. • 2018 – 2020 as disclosed in Second Quarter 2018 Form 10-Q. 1 Includes Selective Catalytic Reduction controls at Four Corners with in-service dates of Q4 2017 (Unit 5) and Q2 2018 (Unit 4). 2 Ocotillo Modernization Project: 2 units scheduled for completion in Q4 2018, 3 units scheduled for completion in Q1 2019. 9 Second Quarter 2018

DISTRIBUTION GRID INVESTMENTS

Grid Operations and Investment Projected $1.6 billion from 2018-2020

Customer Growth	Grid Modernization	Run and Maintain
Approximately 51% of distribution capex	Approximately 9% of distribution capex	Approximately 40% of distribution capex

Customer Growth

Reclosers – Supervisory Controlled Switches, Trip Savers
Average annual spend ~ $13M

- Automated switches controlled from the Distribution Operations Center
- Manage load without sending field personnel to manually operate the switch

Monitors – Transformers, Breakers, Bushings
Average annual spend ~ $0.5M

- New technologies such as APS's Transformer Oil Analysis & Notification system leverage advances in communications and sensing to remotely monitor health of transformers, enabling proactive maintenance actions to prevent critical failures and increase reliability

Grid Modernization

Advanced Distribution System Platform
Project in planning phase

- Integrated operational platform
- Increases efficiency and life of distribution system; improves safety and communication; increases ability to manage overall reliability; and enables Distributed Energy Resources

Communications Backhaul
Average annual spend ~ $4M

- Leveraging AMI for distribution automation
- Strategically deploying Fiber for communications backhaul
- Transitioning to Internet Protocol based networks for future growth & scalability

Run and Maintain

Cap Bank Controllers, Substation Regulators, Voltage Management Algorithms
Average annual spend ~ $7M

- Controls regulators and capacitor banks to manage power quality such as power factor and voltage

Sensors – Current, Voltage
Average annual spend ~ $2.5M

- Line sensors to measure & identify fault current, fault location and voltage
- Improves outage restoration time and operations efficiency

10 Second Quarter 2018

PINNACLE WEST CAPITAL CORPORATION

APS’s revenues come from a RATE BASE regulated retail rate base and meaningful transmission business APS Rate Base Growth Total Approved Rate Base Year-End ACC FERC Generation & Distribution Transmission Rate Base Guidance: 6-7% Average Annual Growth Rate 17% $1.8 83% $1.4 ACC FERC Rate Effective Date 8/19/2017 6/1/2017 $9.1 Test Year Ended 12/31/20151 12/31/2016 $6.8 Rate Base $6.8B $1.4B Equity Layer 55.8% 55% Allowed ROE 10.0% 10.75% 2016 2017 2018 2019 2020 Projected 1 Adjusted to include post test-year plant in service through 12/31/2016 Rate base $ in billions, rounded 11 Second Quarter 2018

OPERATIONS & Goal is to keep O&M per kWh flat, MAINTENANCE adjusted for planned outages ($ Millions) $905 - $925 $858 $848 75 - 85 72 63 830 - 840 776 795 20161 20171 2018E PNW Consolidated ex RES/DSM2 Planned Fleet Outages 1 Reclassified to reflect the adoption of the new accounting requirements for presenting pension and other postretirement non-service costs (“Pension & OPEB Presentation”). Increases in O&M due to the Pension & OPEB Presentation change are approximately $20 million in 2016, $25 million in 2017 and $35 million in 2018, which are offset in pension and other postretirement non-service credits on the income statement. See Notes 5 and 13 in the Second Quarter 2018 Form 10-Q for additional information. 2 Excludes RES/DSM of $83 million in 2016, $91 million in 2017 and $105 million in 2018E. 12 Second Quarter 2018

BALANCE SHEET STRENGTH 1 Long-Term Debt Maturity Schedule Credit Ratings ($Millions) • APS Senior Unsecured: A- or equivalent ratings or better at S&P, Moody’s and Fitch $600 • PNW Senior Unsecured: BBB+ or $500 equivalent ratings or better at S&P, Moody’s and Fitch $400 $300 2018 Major Financing Activities $300 $600 • Currently expect up to $600 million of debt issuance at APS 1 $200 We are disclosing credit ratings to enhance understanding of our sources of liquidity and the effects of our ratings on our costs of funds. $250 $100 $82 $- 20182 2019 2020 APS PNW 2 Maturities paid off in the second quarter of 2018. 13 Second Quarter 2018

OCOTILLO MODERNIZATION PROJECT AND FOUR CORNERS SCRs • Included in the 2017 Rate Review Order1, APS has been granted Accounting Deferral Orders for two large generation-related capital investments – Ocotillo Modernization Project: Retiring two aging, steam-based, natural gas units, and replacing with 5 new, fast-ramping, combustion turbine units – Four Corners Power Plant: Installed Selective Catalytic Reduction (SCR) equipment to comply with Federal environmental standards Ocotillo Modernization Project Four Corners SCRs Units 6, 7 – Fall 2018 Unit 5 – Late 2017 In-Service Dates Units 3, 4 and 5 – Spring 2019 Unit 4 – Spring 2018 Total Cost (APS) $500 million $400 million Estimated Cost Deferral $45 million (through 2019) $30 million (through 2018) − Cost deferral from date of commercial − Cost deferral from time of installation operation to the effective date of rates to incorporation of the SCR costs in in next rate case rates using a step increase beginning Accounting Deferral − Includes depreciation, O&M, property in 2019 taxes, and capital carrying charge2 − Includes depreciation, O&M, property taxes, and capital carrying charge2 1 The ACC’s decision is subject to appeals. 2 APS will calculate the capital carrying charge using the 5.13% embedded cost of debt established in the 2017 Rate Review Order. 14 Second Quarter 2018

FOUR CORNERS SCR STEP INCREASE

APS filed for a rate increase on April 27, 2018

Key Components of APS's Filed Request

Financial	Cost of Capital	Bill Impact
• Consistent with prior disclosed estimates	• 7.85% Return on Rate Base[1] – Weighted Average Cost of Capital (WACC)	• Rate rider applied as a percentage of base rates for all applicable customers
• $390 million direct costs vs. $400 million[1] contemplated in APS's recent rate case	• 5.13% Return on Deferral[1] – Embedded Cost of Debt	• $67.5 million revenue requirement
• $40 million in indirect costs (overhead, AFUDC)	• 5% Depreciation Rate – 20-year useful life (2038-depreciation study)	• ~2% bill impact
	• 5-year Deferral Amortization	

[1] Based on 2017 Rate Review Order

15 Second Quarter 2018

PINNACLE WEST CAPITAL CORPORATION

GROSS MARGIN EFFECTS OF WEATHER VARIANCES VS. NORMAL Pretax Millions $15 $10 21 $5 10 3 $0 - $(5) $(10) (13) (25) $(15) $(20) Q1 Q2 Q3 Q4 Q1 Q2 2017 2018 $(1) Million $(3) Million All periods recalculated to current 10-year rolling average (2006 – 2015) 16 Second Quarter 2018

RENEWABLE ENERGY AND DEMAND SIDE MANAGEMENT EXPENSES1 Pretax Millions Renewable Energy Demand Side Management $40 $30 10 10 12 $20 16 12 $10 21 15 19 17 12 5 $0 2 Q1 Q2 Q3 Q4 Q1 Q2 2017 2018 $91 Million $60 Million 1 Renewable energy and demand side management expenses are offset by adjustment mechanisms. 17 Second Quarter 2018

Residential DG (MWdc) Annual Additions 150 133 RESIDENTIAL PV 74 73 57 44 51 1 22 APPLICATIONS 10 18 2009 2012 2014 2016 2018 YTD 4,000 3718 3432 3,500 3,000 2464 2,500 2143 2033 1944 2,000 1818 1561 1602 1426 1445 1364 1442 1434 1,500 1267 1291 1283 1153 1201 1001 1413 1002 962 1349 1,000 822 1158 1189 973 1157 1141 1168 759 1077 801 832 500 680 715 629 614 538 484 321 0 Jan Feb Mar Apr May Jun Jul Aug Sep Oct Nov Dec 2015 Applications 2016 Applications 2017 Applications 2018 Applications 1 Monthly data equals applications received minus cancelled applications. As of June 30, 2018, approximately 81,000 residential grid-tied solar photovoltaic (PV) systems have been installed in APS’s service territory, totaling approximately 637 MWdc of installed capacity. Excludes APS Solar Partner Program residential PV systems. Note: www.arizonagoessolar.org logs total residential application volume, including cancellations. Solar water heaters can also be found on the site, but are not included in the chart above. 18 Second Quarter 2018

2018 KEY DATES

ACC Key Dates / Docket #	Q1	Q2	Q3	Q4
Lost Fixed Cost Recovery E-01345A-11-0224	Filed Feb 15		Decision Expected Q3	
Transmission Cost Adjustor E-01345A-11-0224		Filed May 15 Implemented Jun 1		
2019 DSM/EE Implementation Plan E-01345A-18-0105			Sep 7: File 2019 Plan 2018 DSM Decision Expected Q3	
2019 RES Implementation Plan E-01345A-18-0226		Jun 12: 2018 RES Plan approved June 29: Filed 2019 Plan		
APS Rate Review/ Four Corners SCR Step Increase E-01345A-16-0036	Feb: Customer Transition began	Apr 27: Filed Four Corners SCR Request May 1: Filed Year Two RCP Export Rate	Sep 1: Year Two RCP Export Rate Expected Implementation Sep 5: Four Corners SCR Hearing begins	
Resource Planning and Procurement E-00000V-15-0094	ACC declined to acknowledge Arizona utility's IRPs		Workshops begin for APS 2020 IRP	
Review and Modification of Current Net Metering Rules RE-00000A-17-0260				Workshops expected to begin
Modification of the Federal Tax Reform Rate Adjustment AU-00000A-17-0379	Implemented March 1		Aug: Second filing under TEAM	
Energy Modernization Plan E-00000Q-16-0289	Staff Notice of Inquiry opened February 22	Apr 23: Responses to Notice of Inquiry	July 5: Tobin filed draft Plan	

Other Key Dates	Q1	Q2	Q3	Q4
Arizona State Legislature	In session Jan 8 – May 4			
Elections			Aug 28: Primary	Nov 6: General

19 Second Quarter 2018

PINNACLE WEST CAPITAL CORPORATION

NON-GAAP MEASURE RECONCILIATION

$ millions pretax, except per share amounts	2018[1]	RES/ DSM	Four Corners Deferral[2]	Tax Benefit of Lower Pre-Tax Income	2018 Adjusted	2017[1,3]	RES/ DSM	2017 Adjusted	EPS Impact
	Three Months Ended June 30,								
Operating revenues	$ 974	$ (34)	$ -	$ -	$ 940	$ 945	$ (25)	$ 920	
Fuel and purchased power expenses	(257)	-	-	-	(257)	(255)	-	(255)	
Gross margin	717	(34)			683	690	(25)	665	$ 0.12
Operations and maintenance	268	(29)	-	-	239	221	(16)	205	$(0.23)
Allowance for equity funds used during construction	(13)	-	-	-	(13)	(10)	-	(10)	
Interest charges	61	-	(4)	-	57	55	-	55	
Allowance for borrowed funds used during construction	(6)	-	-	-	(6)	(5)	-	(5)	
Interest expense, net of AFUDC	42	-	(4)		38	40	-	40	$ 0.02
Other expenses (operating)	7	-	-	-	7	2	-	2	
Other income	(6)	-	4	-	(2)	(1)	-	(1)	
Other expense	4	-	-	-	4	4	-	4	
Renewable energy and demand side management and similar regulatory programs, net		(5)	-	-	(5)		(9)	(9)	
Other	5	(5)	4		4	5	(9)	(4)	$(0.06)
Income taxes	44	-	-	11	55	89	-	89	$ 0.30

[1] Line items from Consolidated Statements of Income.

[2] See Note 4, Regulatory Matters, in Form 10-Q for the period ended June 30, 2018, for total Four Corners deferral impacts.

[3] No impact to 2017 Consolidated Statements of Income related to Four Corners deferral.

20 Second Quarter 2018

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PINNACLE WEST CAPITAL CORPORATION

NON-GAAP MEASURE RECONCILIATION GUIDANCE 2018 Guidance $ millions pretax Operating revenues1 $ 3,665 - 3,725$ Fuel and purchased power expenses1 (1,090) - (1,100) Gross margin 2,575 - 2,625 Adjustments: Renewable energy and demand side management programs (105) - (105) Adjusted gross margin$ 2,470 - 2,520$ Operations and maintenance1 $ 1,010 - 1,030$ Adjustments: Renewable energy and demand side management programs (105) - (105) Adjusted operations and maintenance $ 905 -$ 925 1 Line items from Consolidated Statements of Income. 21 Second Quarter 2018

CONSOLIDATED STATISTICS

	3 Months Ended June 30, 2018	3 Months Ended June 30, 2017	3 Months Ended June 30, Incr (Decr)	6 Months Ended June 30, 2018	6 Months Ended June 30, 2017	6 Months Ended June 30, Incr (Decr)
REGULATED ELECTRIC OPERATING REVENUES (Dollars in Millions)						
Retail						
Residential	$ 500	$ 476	24	$ 817	$ 778	$ 39
Business	436	433	3	779	770	9
Total Retail	936	909	27	1,596	1,548	48
Sales for Resale (Wholesale)	15	17	(2)	28	41	(13)
Transmission for Others	15	11	4	30	21	9
Other Miscellaneous Services	5	6	(1)	9	10	(1)
Total Regulated Electric Operating Revenues	$ 971	$ 943	28	$ 1,663	$ 1,620	$ 43
ELECTRIC SALES (GWH)						
Retail						
Residential	3,337	3,445	(108)	5,685	5,902	(217)
Business	3,771	3,850	(79)	6,920	7,111	(191)
Total Retail	7,109	7,295	(186)	12,605	13,013	(408)
Sales for Resale (Wholesale)	448	549	(101)	739	1,623	(884)
Total Electric Sales	7,557	7,844	(287)	13,344	14,636	(1,292)
RETAIL SALES (GWH) - WEATHER NORMALIZED						
Residential	3,267	3,292	(25)	5,750	5,740	10
Business	3,730	3,780	(50)	6,923	7,028	(105)
Total Retail Sales	6,997	7,072	(75)	12,673	12,768	(95)
Retail sales (GWH) (% over prior year)	(1.1)%	1.1%	(2.1)%	(0.7)%	(0.8)%	0.1%
AVERAGE ELECTRIC CUSTOMERS						
Retail Customers						
Residential	1,095,913	1,077,292	18,621	1,096,953	1,078,337	18,616
Business	134,317	133,651	666	134,282	133,086	1,196
Total Retail	1,230,230	1,210,943	19,287	1,231,235	1,211,423	19,812
Wholesale Customers	37	42	(5)	33	44	(11)
Total Customers	1,230,267	1,210,985	19,282	1,231,268	1,211,467	19,801
Total Customer Growth (% over prior year)	1.6%	1.8%	(0.2)%	1.6%	1.6%	0.0%
RETAIL USAGE - WEATHER NORMALIZED (KWh/ Average Customer)						
Residential	2,982	3,056	(74)	5,242	5,323	(81)
Business	27,772	28,284	(512)	51,555	52,809	(1,254)

22 Second Quarter 2018

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PINNACLE WEST CAPITAL CORPORATION

CONSOLIDATED STATISTICS 3 Months Ended June 30, 6 Months Ended June 30, 2018 2017 Incr (Decr) 2018 2017 Incr (Decr) ENERGY SOURCES (GWH) Generation Production Nuc lear 2,137 2,120 17 4,615 4,632 (17) Coal 1,733 1,407 325 2,831 3,541 (710) Gas, Oil and Other 1,564 1,898 (334) 3,210 3,016 194 Renewables 180 173 6 311 272 39 Total Generation Production 5,613 5,598 15 10,968 11,461 (493) Purchased Power - - Conventional 1,692 1,828 (136) 2,111 2,421 (310) Resales 299 191 108 320 395 (75) Renewables 606 595 11 1,037 1,077 (40) Total Purchased Power 2,597 2,614 (17) 3,468 3,893 (425) Total Energy Sources 8,211 8,212 (1) 14,435 15,354 (919) POWER PLANT PERFORMANCE Capacity Factors - Owned Nuclear 85% 85% 1% 93% 85% 8% Coal 47% 39% 9% 39% 39% (0)% Gas, Oil and Other 22% 27% (5)% 23% 27% (4)% Solar 37% 35% 2% 32% 35% (3)% System Average 41% 41% (0)% 41% 41% 0% 23 Second Quarter 2018 Numbers may not foot due to rounding.

CONSOLIDATED STATISTICS 3 Months Ended June 30, 6 Months Ended June 30, 2018 2017 Incr (Decr) 2018 2017 Incr (Decr) WEATHER INDIC ATORS - RESIDENTIAL Actual Cooling Degree-Days 513 571 (58) 513 571 (58) Heating Degree-Days - 3 (3) 323 439 (116) Average Humidity 16% 17% (1)% 16% 17% (1)% 10-Year Averages (2006 - 2015) Cooling Degree-Days 490 504 (14) 490 504 (14) Heating Degree-Days 10 10 - 473 492 (19) Average Humidity 16% 16% - 16% 16% - 24 Second Quarter 2018 Numbers may not foot due to rounding.